ITEM 77L Change in Accounting Principles and Practices

As required, effective January 1, 2001, SR&F Base Trust, has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing and accreting all premiums and discounts on debt securities as required for adherence to generally accepted accounting principles. The Portfolios currently have not determined the impact of the adoption of the new accounting policy.


77C Matters submitted to a vote of security holders

                               SR&F BASE TRUST

(a) On December 27, 2000, a Special Meeting of Shareholders of SR&F Base Trust was held to approve the following items, as described in the Proxy
Statement for the Meeting. The election of eleven Trustees was passed on December 27, 2000, however, the approval of the remaining proposals did not pass and the Meeting was adjourned until January 25, 2001. On September 29, 2000 the record date for the Meeting, the NAV of shares issued and outstanding were 5,838,293,251.9166. The votes cast at the Meetings were as follows:

(b) Election of eleven Trustees:

                            For                             Withheld
Douglas A. Hacker       2,568,935,304.0000                  55,503,817.0000
Janet Langford Kelly    2,568,915,138.0000                  55,523,983.0000
Richard W. Lowry        2,567,718,702.0000                  56,720,419.0000
Salvatore Macera        2,566,392,123.0000                  58,046,998.0000
William E. Mayer        2,567,590,749.0000                  56,848,372.0000
Charles R. Nelson       2,569,165,950.0000                  55,273,171.0000
John J. Neuhauser       2,569,576,284.0000                  54,862,837.0000
Joseph R. Palombo       2,567,675,456.0000                  56,763,665.0000
Thomas E. Stitzel       2,569,430,536.0000                  55,008,585.0000
Thomas C. Theobald      2,568,339,535.0000                  56,099,586.0000
Anne-Lee Verville       2,569,305,471.0000                  55,133,650.0000


(c)1. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the High Yield Municipals Portfolio of SR&F Base Trust.

                         NAV          % of NAV to Total    % of NAV to Total
                                        Outstanding NAV       NAV Voted
For                 112,082,954.73       45.1226%             77.0064%
Against              14,659,947.62        5.9018%             10.0721%
Abstain               6,932,998.55        2.7911%              4.7633%
Delivered Not Voted  11,874,214.00        4.7803%              8.1582%

(c)2. To approve the reclassification of the fundamental investment restriction prohibiting the pledging of securities on margin as non-fundamental for the High Yield Municipals Portfolio of SR&F Base Trust.

                           NAV         % of NAV to Total    % of NAV to Total
                                        Outstanding NAV         NAV Voted
For                  112,408,093.54       45.2535%                77.2298%
Against               13,688,857.84        5.5109%                 9.4049%
Abstain                7,578,949.52        3.0511%                 5.2071%
Delivered Not Voted   11,874,214.00        4.7803%                 8.1582%

(c)3. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental for the High Yield Municipals Portfolio of SR&F Base Trust.

                          NAV            % of NAV to Total    % of NAV to Total
                                            Outstanding NAV         NAV Voted
For                      109,358,064.22      44.0256%                75.1343%
Against                   16,343,876.55       6.5798%                11.2290%
Abstain                   7,973,960.14        3.2102%                 5.4785%
Delivered Not Voted      11,874,214.00        4.7803%                 8.1582%

(c)4. To approve the modification of the fundamental investment restriction relating to borrowing for the High Yield Municipals Portfolio of SR&F Base Trust.
                          NAV          % of NAV to Total    % of NAV to Total
                                        Outstanding NAV        NAV Voted
For                    109,347,563.96     44.0214%               75.1271%
Against                 16,202,824.04      6.5230%               11.1321%
Abstain                  8,125,512.90      3.2712%                5.5826%
Delivered Not Voted     11,874,214.00      4.7803%                8.1582%

(c)5. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.

                            NAV         % of NAV to Total     % of NAV to Total
                                         Outstanding NAV         NAV Voted
For                   51,919,090.40        47.9616%               81.39%
Against                7,594,737.19         7.0158%               11.91%
Abstain                3,918,913.60         3.6202%                6.14%
Delivered Not Voted      140,416.00         0.1297%                0.22%


(c)6. To approve the reclassification of the fundamental investment restriction on pledging of securities as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.
                       NAV           % of NAV to Total    % of NAV to Total
                                        Outstanding NAV        NAV Voted
For                 52,040,643.94         48.0739%            81.58%
Against              7,543,019.98          6.9681%            11.82%
Abstain              3,849,077.27          3.5557%             6.03%
Delivered Not Voted    140,416.00          0.1297%             0.22%

(c)7. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities from affiliates of the Fund as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.

                       NAV           % of NAV to Total    % of NAV to Total
                                        Outstanding NAV        NAV Voted
For                 51,599,324.05        47.6662%            80.89%
Against              7,583,063.07         7.0051%            11.89%
Abstain              4,250,354.07         3.9264%             6.66%
Delivered Not Voted    140,416.00         0.1297%             0.22%

(c)8. To approve the reclassification of the fundamental investment restriction of the purchase of "other securities" as non-fundamental for the Municipal Money Market Portfolio of SR&F Base Trust.
                         NAV           % of NAV to Total    % of NAV to Total
                                          Outstanding NAV        NAV Voted
For                   51,647,097.90       47.7104%                 80.96%
Against                7,513,433.25        6.9407%                 11.78%
Abstain                4,272,210.04        3.9466%                  6.70%
Delivered Not Voted      140,416.00        0.1297%                  0.22%

(c)9. To approve the modification of the fundamental investment restriction relating to borrowing for the Municipal Money Market Portfolio of SR&F Base Trust.
                          NAV           % of NAV to Total    % of NAV to Total
                                          Outstanding NAV        NAV Voted
For                    51,274,444.30        47.3661%             80.38%
Against                 7,829,986.57         7.2332%             12.27%
Abstain                 4,328,310.32         3.9984%              6.79%
Delivered Not Voted       140,416.00         0.1297%              0.22%

(c)10. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Income Portfolio of SR&F Base Trust.
                               NAV        % of NAV to Total   % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                    158,981,318.61          68.0824%             88.4876%
Against                  4,867,292.33           2.0844%              2.7091%
Abstain                  4,028,243.10           1.7251%              2.2421%
Delivered Not Voted     11,788,204.77           5.0482%              6.5612%

 (c)11. To approve the modification of the fundamental investment restriction relating to borrowing for the Income Portfolio of SR&F Base Trust.

                            NAV          % of NAV to Total    % of NAV to Total
                                           Outstanding NAV       NAV Voted
For                     158,822,171.74         68.0143%           88.3990%
Against                   4,827,959.20          2.0675%            2.6872%
Abstain                   4,226,723.10          1.8101%            2.3526%
Delivered Not Voted      11,788,204.77          5.0482%            6.5612%

 (c)12. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Intermediate Bond Portfolio of SR&F Base Trust.
                          NAV          % of NAV to Total    % of NAV to Total
                                         Outstanding NAV       NAV Voted
For                     185,452,150.93        44.1760%             81.7922%
Against                  13,864,558.56         3.3026%              6.1149%
Abstain                  16,622,105.93         3.9595%              7.3311%
Delivered Not Voted      10,796,837.40         2.5719%              4.7619%

(c)13. To approve the modification of the fundamental investment restriction relating to borrowing for the Intermediate Bond Portfolio of SR&F Base Trust.
                           NAV          % of NAV to Total    % of NAV to Total
                                         Outstanding NAV        NAV Voted
For                  186,230,901.39        44.3615%             82.1357%
Against               12,451,220.82         2.9660%              5.4915%
Abstain               17,256,693.21         4.1107%              7.6109%
Delivered Not Voted   10,796,837.40         2.5719%              4.7619%

(c)14. To approve the modification of the fundamental investment restriction relating to borrowing.
                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                     10,829,018.13         45.2497%            67.8628%
Against                  1,518,719.28          6.3461%             9.5174%
Abstain                    511,209.91          2.1361%             3.2036%
Delivered Not Voted      3,098,275.56         12.9463%            19.4161%



(c)15. To approve the modification of the fundamental investment restriction relating to borrowing for the High Yield Portfolio of SR&F Base Trust.

                           NAV          % of NAV to Total    % of NAV to Total
                                            Outstanding NAV       NAV Voted
For                     10,818,281.61         45.2049%            67.7955%
Against                  1,513,878.11          6.3258%             9.4871%
Abstain                    526,787.60          2.2012%             3.3012%
Delivered Not Voted      3,098,275.56         12.9463%            19.4161%


(c)16. To approve the reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental for the Cash Reserves Portfolio of SR&F Base Trust.
                           NAV          % of NAV to Total    % of NAV to Total
                                          Outstanding NAV       NAV Voted
For                     259,442,011.19        48.9988%         86.8077%
Against                  22,081,488.19         4.1704%          7.3883%
Abstain                  14,420,982.50         2.7236%          4.8252%
Delivered Not Voted       2,925,390.00         0.5525%          0.9788%


(c)17. To approve the modification of the fundamental investment restriction relating to borrowing for the Cash Reserves Portfolio of SR&F Base Trust.

                           NAV          % of NAV to Total    % of NAV to Total
                                             Outstanding NAV       NAV Voted
For                  259,619,718.56           49.0324%           86.8671%
Against               20,231,482.42            3.8210%            6.7693%
Abstain               16,093,280.90            3.0394%            5.3847%
Delivered Not Voted    2,925,390.00            0.5525%            0.9788%


 (d)  Not applicable.

(proxy statement incorporated herein by reference to Accession number 0000021832-00-0000357)



77Q1(A) Accountant's report of Internal Control

[Ernst & Young logo]
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072
               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Trustees of SR&F Base Trust

In planning and performing our audit of the financial statements of the Portfolios listed in the appendix attached hereto (the "Portfolios"), each a series of SR&F Base Trust (the "Trust"), for the year ended June 30, 2001, we considered each Portfolio's internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the Trust's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of June 30, 2001.

This report is intended solely for the information and use of the Board of Trustees and management of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                          ERNST & YOUNG LLP

Boston, Massachusetts
August 22, 2001

                                    Appendix

                                SR&F Base Trust:
                          SR&F Cash Reserves Portfolio
                      SR&F High-Yield Municipals Portfolio
                            SR&F High Yield Portfolio
                              SR&F Income Portfolio
                        SR&F Intermediate Bond Portfolio
                      SR&F Municipal Money Market Portfolio


77Q1(B) Amended By-Laws
                              C E R T I F I C A T E

                  I, Kevin S. Jacobs, hereby certify that I am the duly and acting Assistant Secretary of SR&F Base Trust, a Massachusetts trust (the "Trust") and that the following is a true and correct copy of a certain resolution duly adopted by the Board of Trustees of the Trust at a meeting duly convened and held on June 20, 2001 in accordance with the By-Laws:

                  RESOLVED, that Section 4.12 of the By-Laws is amended and restated as follows:

                   Controller and Chief Accounting Officer. The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  Any assistant controller may perform such duties of the controller as the controller or the Board of Trustees may assign, of the controller.


                  IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of June, 2001.


                  ------------------------------------
                  Assistant Secretary


77Q1(C) Amended Management Agreement

                                SR&F BASE TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A


The Portfolios of SR&F Base Trust currently subject to this Agreement are as follows:

                                                           Effective Date            End of Initial Term
SR&F Municipal Money Market Portfolio                          9/28/95                       6/30/97
SR&F High Yield Portfolio                                      11/1/96                       6/30/98
SR&F Growth Investor Portfolio                                 2/3/97                        6/30/98
SR&F Balanced Portfolio                                        2/3/97                        6/30/98
SR&F Growth Stock Portfolio                                    2/3/97                        6/30/98
SR&F Intermediate Bond Portfolio                               2/2/98                        6/30/99
SR&F Income Portfolio                                          2/2/98                        6/30/99
SR&F High-Yield Municipals Portfolio                           2/2/98                        6/30/99
SR&F Cash Reserves Portfolio                                   3/2/98                        6/30/99


Dated:  July 1, 2001


                                            SR&F BASE TRUST



Attest:                                  By:____________________________________
                                            William J. Ballou
_____________________________               Secretary
Kevin Jacobs
Assistant Secretary



                                            STEIN ROE & FARNHAM INCORPORATED



Attest:                                  By:____________________________________
                                            William J. Ballou
_____________________________               Assistant Secretary
Kevin Jacobs
Assistant Secretary

                                 SR&F BASE TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B


Compensation pursuant to Section 7 of the SR&F Base Trust Management Agreement shall be calculated in accordance with the following schedule(s):

                  Fund
SR&F Municipal Money Market Portfolio           0.250% of average net assets
SR&F High Yield Portfolio                       0.500% on first $500 million,
                                                   0.475% thereafter

SR&F Growth Investor Portfolio                  0.60% up to $500 million
                                                   0.55% next $500 million,
                                                   0.50% thereafter

SR&F Balanced Portfolio                         0.55% up to $500 million,
                                                   0.50% next $500 million,
                                                   0.45% thereafter

SR&F Growth Stock Portfolio                     0.60% up to $500 million,
                                                   0.55% next $500 million,
                                                   0.50% up to $2 billion,
                                                   0.45% thereafter

SR&F Intermediate Bond Portfolio                0.35% of average net assets,
SR&F Income Portfolio                           0.50% up to $100 million,
                                                   0.475% thereafter

SR&F High-Yield Municipals Portfolio            0.450% up to $100 million,
                                                   0.425% next $100 million,
                                                   0.400% thereafter

SR&F Cash Reserves Portfolio                    0.250% up to $500 million
                                                   0.225% up to $1 billion
                                                   0.200% thereafter

Dated:  July 1, 2001

                                                SR&F BASE TRUST


Attest:                                         By:_____________________________
                                                     William J. Ballou
________________________________________             Secretary
Kevin Jacobs
Assistant Secretary

                                                STEIN ROE & FARNHAM INCORPORATED


Attest:                                         By:_____________________________
                                                     William J. Ballou
________________________________________             Assistant Secretary
Kevin Jacobs
Assistant Secretary